CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Kenneth Townsend, Chief Executive Officer and Chief Financial Officer, of McNab Creek Gold Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
the quarterly report on Form 10-QSB of McNab Creek Gold Corp. for the period ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of McNab Creek Gold Corp.

Dated November 15, 2005    /s/Kenneth Townsend
Kenneth Townsend,
Chief Executive Officer and
Chief Financial Officer